UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011 (June 17, 2011)

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	001-34251	80-0318351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2701 Patriot Blvd., Glenview, Illinois	60026-8039
(Address of principal executive offices)	(Zip Code)

(847) 832-2420

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2011, Mead Johnson Nutrition Company (the “Company”), as borrower, and Mead Johnson & Company, LLC (“MJ&C”), a wholly-owned subsidiary of the Company, entered into a five year syndicated revolving credit facility agreement (the “Credit Facility”) with the financial institutions and other lenders named therein, including JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent. MJ&C entered into the Credit Facility as a guarantor to the extent provided therein and as more fully described below. The Credit Facility replaces the Company’s syndicated three year revolving credit facility agreement dated as of February 17, 2009.

The Credit Facility is unsecured and repayable at maturity in June 2016, subject to annual extensions if sufficient lenders agree. The maximum amount of outstanding borrowings and letters of credit permitted at any one time under the Credit Facility is $500,000,000, which amount may be increased from time to time up to $750,000,000 at the request of the Company, subject to obtaining additional commitments and other customary conditions.

Borrowings under the Credit Facility will bear interest either at (a) the LIBO rate for specified interest periods plus a margin determined with reference to the Company’s issuer credit rating (or its equivalent) or (b) a floating rate based upon JPMCB’s prime rate, the Federal Funds rate or the one month LIBO rate plus, in each case, a margin determined with reference to the Company’s issuer credit rating (or its equivalent).

The Company has guaranteed the obligations of all subsidiaries of the Company that may from time to time become borrowers under the Credit Facility. The Credit Facility provides that at any time the Company does not have a corporate credit rating of either (a) BBB- or higher by Standard & Poor’s Ratings Service or (b) Baa3 or higher by Moody’s Investors Service, Inc., MJ&C shall automatically be deemed to guarantee the obligations of the Company and any other borrowers under the Credit Facility.

The Credit Facility contains customary covenants, including covenants applicable to the Company and its subsidiaries limiting liens, substantial asset sales and mergers. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Credit Facility also contains the following financial covenants:

•

The Company is required to maintain a ratio of (a) consolidated total debt to (b) consolidated EBITDA of not greater than 3.25 to 1.0. Compliance with such covenant is tested as of the last day of each fiscal quarter and on a pro forma basis as a condition precedent to each credit extension under the Credit Facility.

•

The Company is required to maintain a ratio of (i) consolidated EBITDA to (ii) consolidated interest expense of at least 3.00 to 1.00. Compliance with such covenant is tested as of the last day of each fiscal quarter for the preceding four consecutive fiscal quarters.

In addition, the Credit Facility has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control, ERISA matters and cross-default to other debt agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: June 21, 2011	By:	/s/ STANLEY D. BURHANS
	Name:	Stanley D. Burhans
	Title:	Vice President and Controller